                                                                 EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in the Prospectus constituting part of this Registration Statement on Form S-4 of (a) our report dated September 13, 1996, except for the first paragraph of Note 9 which is as of March 7, 1997, on the consolidated financial statements of Chesapeake Energy Corporation for the year ended June 30, 1996 and (b) our report dated September 13, 1996 on the financial statements of Chesapeake Exploration Limited Partnership for the year ended June 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                                        COOPERS & LYBRAND L.L.P.



Oklahoma City, Oklahoma
April 10, 1997